Ex 99.4
GameStop Corp.
GameStop, Inc.
NOTICE OF GUARANTEED DELIVERY
FOR TENDER OF
all outstanding
Senior Floating Rate Notes due 2011
($300,000,000 principal amount outstanding)
for
Senior Floating Rate Notes due 2011
Which Have Been Registered Under the Securities Act of 1933
and all outstanding
8% Senior Notes due 2012
($650,000,000 principal amount outstanding)
for
8% Senior Notes due 2012
Which Have Been Registered Under the Securities Act of 1933
        Registered holders of outstanding, unregistered Senior Floating Rate Notes due 2011 and 8% Senior Notes due 2012 (the “Old Notes”) who wish to tender their Old Notes in exchange for a like principal amount of Senior Floating Rate Notes due 2011 and 8% Senior Notes due 2012 (the “Exchange Notes”) which have been registered under the Securities Act of 1933, as amended, and whose certificates representing the Old Notes are not immediately available, or who cannot complete the procedure for book-entry transfer on a timely basis, or who cannot deliver their Old Notes, the Letter of Transmittal or any other documents required to the Exchange Agent prior to 5:00 P.M., New York City time, on the Expiration Date, may use this Notice of Guaranteed Delivery. Such form may be delivered by hand or transmitted by facsimile transmission, overnight courier or mail to the Exchange Agent. Capitalized terms used but not defined herein have the meaning given to them in the Letter of Transmittal.

To: Citibank, N.A., The Exchange Agent

By Registered or Certified Mail: Citibank, N.A. 111 Wall Street, 15th Floor New York, NY 10005 Attn: Agency & Trust Services	By Overnight and Hand Delivery: Citibank, N.A. 111 Wall Street, 15th Floor New York, NY 10005 Attn: Agency & Trust Services	By Facsimile: Citibank, N.A. Attn: Agency & Trust Services 212-657-1020 Confirm by Telephone: 1-800-422-2066
      Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.
      This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal.

Ladies and Gentlemen:
      The undersigned hereby tenders to the Issuers, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal (which together consitute the Exchange Offer), receipt of which is hereby acknowledged, the aggregate principal amount of $          Old Notes pursuant to the guaranteed delivery procedures set forth in the Prospectus and Instruction 1 of the Letter of Transmittal.
      The undersigned hereby acknowledges that it must deliver certificates representing its Old Notes (or a book-entry confirmation) and the Letter of Transmittal to the Exchange Agent within the time period set forth herein, and that failure to do so could result in financial loss to the undersigned.
      All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall survive and not be affected by the death, incapacity or dissolution of the undersigned.

SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW

Certificate No(s). for Old Notes (if available)	Name(s) of Record Holder(s)

(Please Print or Type)

If Old Notes will be delivered by book-entry transfer to the Depository Trust Company, provide account number:	Address

Account Number
Area Code and Tel. No

Signature(s)

Dated
      This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Old Notes exactly as its name(s) appears on certificates for Old Notes or on a security position listing the owner of Old Notes, or by a person(s) authorized to become a registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.
Please Print Name(s) and Address(es)
Name(s)

Capacity

Address(es)

      DO NOT SEND OLD NOTES WITH THIS FORM. OLD NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL SO THAT THEY ARE RECEIVED BY THE EXCHANGE AGENT WITHIN THREE (3) NEW YORK STOCK EXCHANGE TRADING DAYS AFTER THE EXPIRATION DATE.

THE FOLLOWING GUARANTEE MUST BE COMPLETED
GUARANTEE OF DELIVERY
(Not to be used for signature guarantee)
      The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby (a) represents that the above-named person(s) “own(s)” the Old Notes tendered hereby within the meaning of Rule 10b-4 under the Exchange Act, (b) represents that such tender of Old Notes complies with Rule 10b-4 under the Exchange Act, and (c) guarantees that delivery to the Exchange Agent of certificates for the Old Notes tendered hereby, in proper form for transfer, or a book-entry confirmation, with delivery of a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signature and any other required documents, will be received by the Exchange Agent at one of its addresses set forth above within three (3) New York Stock Exchange trading days after the Expiration Date. The undersigned acknowledges that it must deliver the Letter of Transmittal and Old Notes tendered hereby to the Exchange Agent within the time period set forth and that failure to do so could result in financial loss to the undersigned.

Name of Firm
Authorized Signature

Address	Name
(Please Print or Type)
Signature(s)

Area Code and Tel. No.	Title

Dated

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